UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 23, 2011

FORESTAR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746-5149

(Address of Principal Executive Offices including Zip Code)
(512) 433-5200

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On February 23, 2011, Forestar Group Inc. (the “Company”) supplemented that certain Amended and Restated Revolving and Term Credit Agreement, dated as of August 6, 2010 (the “Credit Agreement”), among the Company, Forestar (USA) Real Estate Group Inc. and its wholly-owned subsidiaries signatory thereto, KeyBank National Association, as administrative agent, the lenders party thereto, and the other parties thereto, by adding JP Morgan Chase Bank, National Association (“JP Morgan”) as a party to the Credit Agreement. JP Morgan has become a Subsequent Lender, and specifically one of the Revolving Lenders and one of the Term Lenders (as those terms are defined in the Credit Agreement), with an aggregate commitment of $30,000,000, increasing the total commitment under the revolver from $175,000,000 to $200,000,000 and under the term loan from $125,000,000 to $130,000,000.
The foregoing summary of the Credit Agreement supplement does not purport to be complete and is qualified in its entirety by reference to the text of the Signature Page to Credit Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Signature Page to Credit Agreement dated February 23, 2011, executed by JP Morgan Chase Bank, National Association as Subsequent Lender.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.
Dated: February 24, 2011	By:	/s/ Christopher L. Nines
		Name:	Christopher L. Nines
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Signature Page to Credit Agreement dated February 23, 2011, executed by JP Morgan Chase Bank, National Association as Subsequent Lender.

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